MULTIFAMILY NOTE

US $3,800,000.00                                             New York, New York
                                                       As of September 30, 1996

     FOR VALUE RECEIVED, the undersigned promise to pay LEHMAN BROTHERS HOLDINGS INC. d/b/a Lehman Capital, A Division of Lehman Brothers Holdings Inc., 3 World Financial Center, New York, New York 10285, or order, the principal sum of THREE MILLION EIGHT HUNDRED THOUSAND AND 00/100 DOLLARS ($3,800,000.00), with interest on the unpaid principal balance from the date of this Note, until paid, at the Applicable Interest Rate (defined herein). Principal and interest shall be payable at 3 World Financial Center, New York, New York 10285, or such other place as the holder hereof may designate in writing, as follows:

     (i) payments of interest only commencing on the first day of October, 1996 and thereafter on the first day of each succeeding calendar month up to and including the Maturity Date (defined herein); and

     (ii) the balance of the aggregate outstanding principal sum and all accrued but unpaid interest thereon shall be due and payable on the Maturity Date.

     The term "Maturity Date" shall mean November 15, 1996.

     Interest on the principal sum of the Note shall be calculated on the basis of the actual number of days elapsed in a three hundred sixty (360) day year. All payments to Lender under the Note or this Agreement shall be made by wire transfer of immediately available federal funds.

     If any installment under this Note is not paid when due, the entire principal amount outstanding hereunder and accrued interest thereon shall at once become due and payable, at the option of the holder hereof. The holder hereof may exercise this option to accelerate during any default by the undersigned regardless of any prior forbearance. In the event of any default in the payment of this Note, and if the same is referred to an attorney at law for collection or any action at law or in equity is brought with respect hereto, the undersigned shall pay the holder hereof all expenses and costs, including, but not limited to, attorney's fees not to exceed twenty-five percent (25%) of the sums due hereunder.

     Prepayments shall be applied against the outstanding principal balance of this Note and shall not extend or postpone the due date of any subsequent monthly installments or change the amount of such installments, unless the holder hereof shall agree otherwise in writing. The holder hereof may require that any partial prepayments be made on the date monthly installments are due and be in the amount of that part of one or more monthly installments which would be applicable to principal.

     From time to time, without affecting the obligation of the undersigned or the successors or assigns of the undersigned to pay the outstanding principal balance of this Note and observe the covenants of the undersigned contained herein, without affecting the guaranty of any person, corporation, partnership or other entity for payment of the outstanding principal balance of this Note, without giving notice to or obtaining the consent of the undersigned, the successors or assigns of the undersigned or guarantors, and without liability on the part of the holder hereof, the holder hereof may, at the option of the holder hereof, extend the time for payment of said outstanding principal balance or any part thereof, reduce the payments thereon, release anyone liable on any of said outstanding principal balance, accept a renewal of this Note, modify the terms and time of payment of said outstanding principal balance, join in any extension or subordination agreement, release any security given herefor, take or release other or additional security, and agree in writing with the undersigned to modify the rate of interest or period of amortization of this Note or change the amount of the monthly installments payable hereunder.

     Presentment, notice of dishonor, and protest are hereby waived by all makers, sureties, guarantors and endorsers hereof. This Note shall be the solidary or joint and several obligation of all makers, sureties, guarantors and endorsers, and shall be binding upon them and their successors and assigns.

     The indebtedness evidenced by this Note is secured by a Mortgage or Deed of Trust dated as of the date hereof, and reference is made thereto for rights as to acceleration of the indebtedness evidenced by this Note. This Note shall be governed by the law of the jurisdiction in which the Property subject to the Mortgage or Deed of Trust is located.

     IN WITNESS WHEREOF, Borrower has executed this Instrument or has caused the same to be executed by its representatives thereunto duly authorized.


                         NATIONAL PROPERTY INVESTORS 6, a California limited partnership

                         By:  NPI Equity Investments, Inc., a Florida
                              corporation, its general partner

                              By: /s/William H. Jarrard, Jr.
                                   Name: William H. Jarrard, Jr.
                                   Title: President



                            CORPORATE ACKNOWLEDGEMENT
STATE OF  New York

COUNTY OF  New York


     I CERTIFY that on September 26, 1996, William H. Jarrard, Jr.,personally came before me and this person acknowledged under oath to my satisfaction that this person signed, sealed and delivered the attached document as President of NPI Equity Investments, Inc., a Florida corporation, the corporation named in this document; and this document was signed, and made by the corporation as its voluntary act and deed by virtue of authority from its Board of Directors, as general partner of National Property Investors 6, a California limited partnership, on behalf of said limited partnership.



                              /s/Christopher Olenik
                              Printed Name Christopher Olenik
                              NOTARY PUBLIC, State of New York
                              Commission No.:  010L5064248
                              My commission expires:  September 9, 1998